Exhibit 99.1
Lime Energy Co. Reports Three Month and Six Months Results
Company Reports Record Revenues and Gross Profit
While Continuing To Build out Organizational and Sales Platform
Second Quarter 2007 Results:
•	Revenue for the second quarter of 2007 increased 207% to $4,102,693 from $1,334,818 for the second quarter of 2006.

•	Gross profit for the second quarter increased 220% to $1,157,969 from $361,337 for the second quarter of 2006.

•	Net loss reduced 56% during the second quarter to $2,043,553 as compared to a net loss of $4,659,818 for the second quarter of 2006.

•	Net loss available to common stockholders of $2,043,553 for the second quarter of 2007 as compared to net loss of $28,392,253 for the second quarter of 2006.

•	Basic and diluted loss of $0.04 per share for the second quarter of 2007 as compared to a loss of $6.49 per share for the second quarter of 2006.
Six months ended June 30, 2007 Results:
•	Revenue for the first six months of 2007 increased $4,150,077, or 167%, to $6,631,240 as compared to $2,481,163 for the first six months of 2006.

•	Gross profit for the first six months of 2007 increased $930,756, or 155%, to $1,530,036 as compared to $599,280 for the first six months of 2006.

•	Net loss for the first six months declined 19% to $5,354,492 as compared to a net loss of $6,616,423 for the first six months of 2006.

•	Net loss available to common stockholders of $5,354,492 for the first six months of 2007 as compared to $30,964,148 for the first six months of 2006.

•	Basic and diluted loss of $0.04 per share for the first six months of 2006 as compared to $7.95 per share for the first six months of 2006.
ELK GROVE VILLAGE, IL, August 13, 2007 / PR Newswire/—Lime Energy Co. (OTCBB: LMEC), a leading developer and integrator of energy savings technologies today announced its results for the three months and six month periods ended June 30, 2007.
“We are pleased to report today the first visible financial results from the work that we began just over a year ago,” stated David Asplund, CEO of Lime Energy. The second quarter clearly demonstrated the success to date of our sales staff’s ability to deliver measurable results while we integrated our acquisitions to build a complete sales and service national platform for our customers. In addition to our organic growth during the second quarter, Lime Energy continued its path towards becoming a national leading developer and integrator of energy savings technologies with our acquisition and integration of Texas Energy Products. We further strengthened our balance sheet by closing on an additional $5,000,000 of financing to support these growth efforts. As a management team backed by a strong board and supported by strong employees, we have set very high but achievable objectives for the remainder of this year and beyond, and our second quarter results begin to demonstrate Lime’s direction and our ability to reach those milestones. We will continue our drive to growing our Company through hiring, training and acquiring key personnel and assets. As we have stated many times before, we believe we are at the beginning of what we project to be a significant growth period for energy efficiency providers and we intend to lead that growth” concluded Mr. Asplund.

Second Quarter 2007
LIME ENERGY CO.
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended June 30
	2007	2006
Revenue	$4,102,693	$1,334,818

Cost of sales	2,944,724	973,481

Gross profit	1,157,969	361,337

Selling, general and administrative	2,647,873	1,911,162
Amortization of intangibles	482,020	146,095

Operating loss	(1,971,924)	(1,695,920)

Interest income (expense), net	(71,629)	(2,963,898)

Net Loss	(2,043,553)	(4,659,818)

Preferred Stock Dividends	—	(23,732,435)

Net Loss Available to Common Shareholders	$(2,043,553)	$(28,392,253)

Basic and Diluted Loss Per Common Share	$(0.04)	$(6.49)

Weighted Average Common Shares Outstanding	53,428,595	4,373,236
Our total revenue for the three-month period ended June 30, 2007 increased $2,767,875, or 207%, to $4,102,693 as compared to $1,334,818 for the three month period ended June 30, 2006. Revenue from our Energy Services segment, which was created through the acquisitions of Parke P.A.N.D.A. Corporation on June 30, 2006, Kapadia Energy Consulting on September 27, 2006, Texas Energy Products on May 31, 2007 and the creation of Lime Midwest on January 1, 2007, was responsible for $3,083,389 of the increase. This increase was offset by lower sales in our Energy Technology segment due to our decision in late 2006 to discontinue the active marketing of our EnergySaver line of lighting controllers. We believe Lime Energy will experience continued increases in revenue in future periods as the result of the acquisitions we have closed during the past 12 months and recent additions to our sales force.
Gross profit for the second quarter of 2007 increased $796,632, or 220%, to $1,157,969 from $361,337 earned in the second quarter of 2006. Our gross margin on sales for the second quarter increased from 27.1% in 2006 to 28.2% in 2007. The improvement in gross profit was due to the addition of the newly created Energy Services segment and product mix changes in the Energy Technology segment. We believe that the gross profit will continue to show an upward trend in future periods if sales increase in both segments of our business as we anticipate they will.
SG&A for the three-month period ended June 30, 2007 increased $736,711, or 39%, to $2,647,873 from $1,911,162 for the three-month period ended June 30, 2006. An increase in share based compensation of $570,161 was responsible for 77% of the increase in SG&A during the second quarter of 2007, and the additions of Parke, Kapadia and Texas Energy caused SG&A to increase an additional $709,000. Also contributing to the increase in SG&A was a $107,000 increase in research and development expense during the second quarter of 2007, when compared to the same period in 2006. These increases in SG&A were partially offset by reductions in SG&A related to the termination of our EnergySaver business. We expect our quarterly SG&A for the balance of 2007 to remain relatively unchanged from the level realized during the second quarter, except for increases related to recently completed acquisitions.
Our operating loss increased $276,004 during the second quarter of 2007 to $1,971,924 from $1,695,920 for the second quarter of 2006. Contributing to this increase were the following:
•	A $605,092 increase in non-cash share based compensation expense to $707,351 for the second quarter of 2007, as compared to $102,259 for the second quarter of 2006;

•	A $335,925 increase in amortization of intangibles to $482,020 during the second quarter of 2007 from $146,095 in 2006. The increase in amortization expense was the result of the acquisition of Parke P.A.N.D.A. Corporation in June 2006, Kapadia Energy Services, Inc. in September 2006 and Texas Energy Products in May 2007; and

•	A $107,000 increase in research and development expense over the same period in 2006.
These increases were partially offset by the following items:
•	The second quarter of 2006 included a charge of $165,261 for liquidated damages resulting from our inability to register shares as required under a security purchase agreement. This penalty was satisfied through the issuance of shares of our stock in June 2006. No such penalty was incurred during the second quarter of 2007.
The loss available to Common Shareholders was $2,043,553 for the second quarter of 2007, a decrease of $26,348,700 from a loss of $28,392,253 for the second quarter of 2006. In addition to the items described above, the following contributed to this decline:
•	Amortization of deferred issuance costs and debt discount, which is included in interest expense, declined $986,843 during the three month period ended June 30, 2006 when compared to the same period in 2006 as the result of the repayment of certain convertible loans in June 2006;

•	Interest expense for the second quarter of 2006 included a $950,865 charge relating to anti-dilution provisions of certain convertible loans. These anti-dilution provisions automatically adjusted the conversion price of the loans as the result of the issuance of shares of our stock at a price which was lower than the conversion price of the loans. These loans were either repaid or converted to common stock in June 2006. No such charge was incurred during the second quarter of 2007;

•	Interest expense for the second quarter of 2006 included a $516,071 prepayment penalty related to the early repayment of certain convertible loans. No such charge was incurred during the second quarter of 2007;

•	Interest expense for the second quarter of 2006 also included a $266,225 charge related to the termination of an obligation to pay the former lender under a convertible loan a portion of certain cash flows for a period of 5 years following the repayment of the loan. No such charge was incurred during the second quarter of 2007; and

•	Dividend expense for the second quarter of 2006 included a $23,383,335 non-cash deemed dividend stemming from anti-dilution provisions contained in our Series E preferred stock and certain warrants. These anti-dilution provisions automatically adjusted the conversion price of the Series E preferred stock and the exercise price of the warrants as a result of the issuance of our common stock at a price below the conversion price of the Series E preferred stock and exercise price of the warrants. No such charge was incurred during the second quarter of 2007.

Six months ended June 30, 2007
LIME ENERGY CO.
Condensed Consolidated Statement of Operations
(Unaudited)

	Six Months Ended June 30
	2007	2006
Revenue	$6,631,240	$2,481,163

Cost of sales	5,101,204	1,881,883

Gross profit	1,530,036	599,280

Selling, general and administrative	5,903,785	3,660,165
Amortization of intangibles	938,829	323,007

Operating loss	(5,312,578)	(3,383,892)

Interest income (expense), net	(41,914)	(3,211,106)

Loss from continuing operations	(5,354,492)	(6,594,998)

Loss from operation of discontinued business	—	(21,425)

Net Loss	(5,354,492)	(6,616,423)

Preferred Stock Dividends	—	(24,347,725)

Net Loss Available to Common Shareholders	$(5,354,492)	$(30,964,148)

Basic and diluted loss per common share from continuing operations	$(0.10)	$(7.94)

Discontinued operations	—	(0.01)

Basic and Diluted Loss Per Common Share	$(0.10)	$(7.95)

Weighted Average Common Shares Outstanding	51,826,534	3,894,505
Total revenue for the six-month period ended June 30, 2007 increased $4,150,077, or 167%, to $6,631,240 as compared to $2,481,163 for the six-month period ended June 30, 2006. Revenue from the Energy Services segment, which was created on June 30, 2006 with the acquisition of Parke P.A.N.D.A. Corporation, generated $4,788,232 or 72% of our revenue during the first six months of 2007. This increase in revenue was partially offset by lower sales in our Energy Technology segment due to our decision to discontinue the active marketing of the EnergySaver product line in late 2006.
The gross profit earned during the first six months of 2007 increased $930,756, or 155%, to $1,530,036 from $599,280 in the first six months of 2006, while our gross profit margin declined from 24.2% to 23.1%. The decline in our gross margin was due primarily to a $66,640 increase in share based compensation during the first six months of 2007 and differences in the mix of business realized during the periods.
SG&A for the six-month period ended June 30, 2007 increased $2,243,620, or 61%, to $5,903,785 from $3,660,165 for the same period during 2006. Increases in share based compensation were responsible for $1,185,509 or 53% of the increase in SG&A during 2007, while the acquisition of Parke, Kapadia and

Texas Energy added an additional $1,410,000 to SG&A expense for the period. SG&A for 2007 also included $162,000 in non-cash charges related to warrants issued to consultants as partial consideration for their services, a $268,125 penalty for failing to register the shares issued as part of the June 2006 PIPE transaction as required under the transaction documents and $198,000 increase in research and development expense. These increases in SG&A were partially offset by reductions in SG&A as a result of our decision to cease the active marketing of our EnergySaver product line in late 2006. SG&A for the first six months of 2006 included registration penalties of $185,260 related to our inability to register shares for the former lender under two convertible term loans (as discussed above).
Our operating loss increased $1,928,686, or 57%, during the first six months of 2007 to $5,312,578 as compared to $3,383,892 during the first six months of 2006. Contributing to this increase were the following:
•	A $1,241,247 increase in share based compensation expense;

•	A $615,822 increase in amortization of intangible related to the acquisitions of Parke, Kapadia and Texas Energy during the last year;

•	$268,125 in liquidated damages resulting from our inability to register shares as required under a security purchase agreement. The first six months of 2006 included $185,261 of similar registration penalties. The 2007 penalty stopped accruing after we registered the shares in February 2007 and the 2006 penalty stopped accruing in June 2006 when the related convertible loans were repaid. Both penalties were satisfied through the issuance of share of our common stock; and

•	A $198,000 increase in research and development expense over the prior year period.
The loss available to Common Shareholders decreased $25,609,656 to $5,354,492 for the first six months of 2007, as compared to a loss of $30,964,148 for the first six months of 2006. In addition to the items described above, the following contributed to this decline:
•	Amortization of deferred issuance costs and debt discount, which is included in interest expense, declined $1,110,602 during the six month period ended June 30, 2006 when compared to the same period in 2006 as the result of the repayment of two convertible loans in June 2006;

•	Interest expense for the first six months of 2006 included a $950,865 charge related to anti-dilution provisions of certain convertible loans. These anti-dilution provisions automatically adjusted the conversion price of the loans as the result of the issuance of shares of our stock at a price which was lower than the conversion price of the loans. These loans were either repaid or converted to common stock in June 2006. No such charge was incurred during the first six months of 2007;

•	Interest expense for the first six months of 2006 included a $516,071 prepayment penalty related to the early repayment of certain convertible loans. No such charge was incurred during the first six months of 2007;

•	Interest expense for the first six months of 2006 also included a $266,225 charge related to the termination of an obligation to pay the former lender under a convertible loan a portion of certain cash flows for a period of 5 years following the repayment of the loans. No such charge was incurred during the first six months of 2007; and

•	Dividend expense for the first six months of 2006 included a $23,383,335 non-cash deemed dividend stemming from anti-dilution provisions contained in our Series E preferred stock and certain warrants. These anti-dilution provisions automatically adjusted the conversion price of the Series E preferred stock and the exercise price of the warrants as a result of the issuance of our common stock at a price below the conversion price of the Series E preferred stock and exercise price of the warrants. No such charge was incurred during the first six months of 2007.

Conference Call Information
Lime Energy will host a conference call on Tuesday August 14th at 10 AM Eastern Time to discuss these results.
Investors can access the call by calling toll free 888-713-4205 and use passcode 65360037. International callers can dial 617-213-4862 and use the same passcode.
The call will be available for replay until November 14th, 2007 by dialing toll free 888-286-8010 or 617-801-6888. The replay will require use of passcode 48965506.
This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
About Lime Energy Co.
Lime Energy Co. is a developer, manufacturer and integrator of energy savings technologies. Lime Energy is comprised of four integrated operating companies that bring their extensive experience and technologies together to provide customers with total energy solutions. Lime Energy is based in Elk Grove Village, Illinois and is traded on the OTC Bulletin Board under the symbol LMEC. Additional information is available at the company’s website at http://www.lime-energy.com or by calling 847-437-1666.
Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.